Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Leading Brands, Inc. on Form S-8 of our report dated May 17, 2002 appearing in the Annual Report on Form 20-F of Leading Brands, Inc. for the year ended February 28, 2002.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, British Columbia November 27, 2002